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Exhibit 11.1

                              COLORSPOT NURSERIES, INC.
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

BASIC AND DILUTED LOSS PER SHARE

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                                                              THREE MONTHS ENDED             SIX MONTHS ENDED
                                                          DECEMBER 25,   DECEMBER 26,   DECEMBER 25,   DECEMBER 26,
                                                              1997           1996           1997           1996
                                                          ------------   ------------   ------------   ------------
ACTUAL
Weighted average number of
    common shares outstanding                                 6,937          6,767          6,933          6,769

Dilutive common equivalent shares from stock options
    and warrants using the treasury stock method                  -              -              -              -

Common equivalent shares from shares issued subject
   to SAB No. 83 using the treasury stock method                  -            201              -            201
                                                          ------------   ------------   ------------   ------------
Shares used in per share calculation                          6,937          6,968          6,933          6,970
                                                          ------------   ------------   ------------   ------------
                                                          ------------   ------------   ------------   ------------

Loss before extraordinary loss                               (3,039)          (740)        (6,730)        (1,560)
Extraordinary loss                                           (2,162)             -         (2,162)             -
                                                          ------------   ------------   ------------   ------------
Net loss                                                     (5,201)          (740)        (8,892)        (1,560)
                                                          ------------   ------------   ------------   ------------
                                                          ------------   ------------   ------------   ------------

Loss per share before extraordinary loss                     ($0.44)        ($0.11)        ($0.97)        ($0.22)
Extraordinary loss per share                                  (0.31)             -          (0.31)             -
                                                          ------------   ------------   ------------   ------------
Net loss per share                                           ($0.75)        ($0.11)        ($1.28)        ($0.22)
                                                          ------------   ------------   ------------   ------------
                                                          ------------   ------------   ------------   ------------

PROFORMA
Weighted average number of
    common shares outstanding                                 6,937          8,830          6,940          8,833

Dilutive common equivalent shares from stock options
    and warrants using the treasury stock method                  -              -              -              -

Common equivalent shares from shares issued subject
   to SAB No. 83 using the treasury stock method                  -            201              -            201
                                                          ------------   ------------   ------------   ------------
Shares used in per share calculation                          6,937          9,031          6,940          9,034

Loss before extraordinary loss                               (3,039)        (1,012)        (7,319)        (4,178)
                                                          ------------   ------------   ------------   ------------
                                                          ------------   ------------   ------------   ------------
Loss per share before extraordinary loss                     ($0.44)        ($0.11)        ($1.05)        ($0.46)
                                                          ------------   ------------   ------------   ------------
                                                          ------------   ------------   ------------   ------------

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